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                                                                    Exhibit 4(c)

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                               ALPHACOM AND ITEM:

                      A Preliminary Agreement to Establish
                 a Manufacturing and Distribution Joint Venture
            for the Territory of Asia / Romania, Hungry and Bulgaria



This PRELIMINARY AGREEMENT (hereafter the "Agreement") is made on the 9 January 1999, in the City of Akron, County of Summit, State of Ohio, by and among Mr. Robert Snyder, President of AlphaCom, Inc. (hereafter "AlphaCom"), a company based in Akron, Ohio, and Mr. John Craciun, III, Chairman / CEO of ITM Group (hereafter "ITM"), a company based in Hong Kong.

The Parties listed above, understand, recite, and stipulate the following:

         A. Under this Agreement AlphaCom, / ITM have agreed to negotiate a Joint-Venture agreement that will contribute to the development of a Joint-Venture Company to be named AlphaCom International Ltd.

         B. The purpose of the AlphaCom International Ltd. is to exclusively manufacture, market, license and distribute AlphaCom equipment, products, software and services in certain countries or terratories (hereafter referred to as the "Territory"). Herewith attached see addendum I., which defines the "Territory";

         C. ITM, has responded to the request by AlphaCom, Inc., to open extensive discussions, to share communications, to consult with each other and to perform comprehensive due diligence regarding the "Territory" and the ITM exclusive representation of AlphaCom in the "Territory";

         D. The Parties do hereby agree that it is in the best interest of the Parties, to complete a "Preliminary Agreement" as follows;

Upon the execution of this Agreement:

         1. ITM agrees to begin research within the "Territory," to negotiate the agreement of the Joint-Venture Company and to complete the incorporation of AlphaCom International Ltd., under the laws of the territory of Hong Kong.

         2. AlphaCom shall establish an Asian / Romania, Hungry and Bulgaria Development Department and appoint Mr. John Craciun III, and or his assigns as the Manager of the Department, until such time that AlphaCom International Ltd is incorporated and ITM will assume all expences in connection with the development of the Department.

         3. AlphaCom grants the Exclusive Agent Representation Right(s) of the "Territory to ITM and or its Assigns.

         4. AlphaCom grants ITM the exclusive right to sell sub-licenses within the Territory.

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Page 2. Preliminary Joint Venture agreement AlphaCom/ITM


         5. AlphaCom shall expressly, formally, disclose to all inquiring, potential and prospective Clients of/ or regarding the Territory, that ITM is its partner and exclusive agent of the "Territory";

         6. AlphaCom agrees not to directly answer questions and/or to discuss the "Territory" with any prospective Client regarding the "Territory." AlphaCom agrees to direct all inquiries from, the "Territory" to the attention of Mr. John Craciun III. Mr. Craciun III will qualify each inquiry and communicate relevant information directly to AlphaCom Inc.

         7. AlphaCom shall be responsible within the "Territory" for: the development of technology, the supply of detailed documentation and educational programs to affect the transfer of technology (including price lists); supply equipment and products for testing (at no cost to AlphaCom) and technical evaluation reports; and contribute to the completion of the transfer of technology.

         8. ITM shall be responsible within the Territory for: completing comprehensive government, commercial and consumer marketing research programs; prepare a manufacturing feasibility study, obtain the required approvals from the relevant authorities of government, and qualify potential Joint - Venture partners and sub - licensees; research application(s), penetration potentials and evaluate wholesale and retail price considerations for AlphaCom equipment, products, software and services; negotiate Joint - Venture partner and sup-licensee fee structures; and develop "show case(s)" for AlphaCom equipment, products, software and service Programs.

         9. AlphaCom International Ltd., agrees to pay AlphaCom 50% of the sub - licensing fees earned from the "Territory" up until the sub - licensing fee payments to AlphaCom equal US$650,000.

         10. AlphaCom International Ltd., agrees to pay AlphaCom a mutually agreed upon US dollar amount for subscriber fees and for AlphaCom equipment, products, software and service;

         II. AlphaCom / ITM have agreed to the following:

a) J. V. Name:             AlphaCom International, Ltd.

b) Shareholders:           ITM / AlphaCom.

c) Shares:                 ITM = 95%, AlphaCom = 5%.

d) Directors:              AlphaCom = 1 seat.

e) Officers:               Mr. John Craciun III and Mr. Bob Snyder

g) J. V. Term:             Ten (10) years.

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Page 3. Preliminary Joint Venture agreement AlphaCom / ITM

         12. Although this Agreement is a "Preliminary Agreement," any subsequent amendments shall be made with the consent of both parties.

         13. Any disputes arising from or in connection with this agreement shall be resolved under the laws of the State of Ohio.

         14. It is agreed that all facsimile transmitted documents shall be considered as original and binding unless or until substituted by original hard copy documents.

         15. This Agreement consists of three originals, with each party holding one original, and shall be effective upon execution.


Accepted by:

/s/ Bob Snyder                                      Date: January 9, 1999
--------------------------------                         -----------------
Mr. Bob Snyder,
President of the Alpha Com, Inc.


Accepted by:


/s/ John J. Craciun III                             Date: January 9, 1999
--------------------------------                         -----------------
John J. Craciun III,
Chairman/CEO of the ITM Group

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                                   ADDENDUM I

                           Asian Territory Definition

                  Afghanistan                         Macao
                  Bangladesh                          Malaysia
                  Brunci                              Mongolia
                  Burma                               Nepal
                  Cambodia                            Pakistan
                  China                               Philippines
                  Hong Kong                           Singapore
                  Taiwan                              Sri Lanka
                  Japan                               Thailand
                  India                               Vietnam
                  Indonesia
                  Korea North
                  Korea South
                  Laos


                     Eastern - Europe Territory Definition

                  Romania                             Hungry
                  Bulgaria

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                               POWER OF ATTORNEY

I, Robert Snyder, President of AlphaCom, Inc., residing in Akron, Ohio, United States of America, with the approval of the Board of Directors of the company, hereby appoint Jack Craciun III, Chairman / CEO of the ITM Group as our Attorney-in-Fact and Exclusive Agent.

My Agent shall have the full power and authority to act on my behalf within the territory of Asia and in the countries of Romania, Hungry and Bulgaria, hereinafter referred to as the "Territory." This power and authority shall authorize my Agent to manage and conduct the affairs of AlphaCom Inc., as described below.

My Agents powers shall include, the power to:

         1. Perform market research, prepare a manufacturing feasibility studies, obtain approvals from the relevant authorities of the governments within the "Territory", identify partners, research application(s) and penetration potentials, and evaluate wholesale and retail price considerations of AlphaCom equipment, products, software and services within the "Territory"; define sub-licensee qualifications, fee structures, and develop international "show cases" of AlphaCom equipment, products, software and service programs in the "Territory."

I grant this Power of Attorney to Mr. Jack Craciun, III to support his effort to provide ITM and AlphaCom with the relevant research, feasibility studies and other information required to negotiate an agreement that will directly contribute to the development and ownership of a Joint-Venture company, named AlphaCom International Ltd. (in organization) by AlphaCom and ITM.

The purpose of the AlphaCom International Ltd., will be to exclusively manufacture, market, license and distribute AlphaCom equipment, products, software and services throughout the "Territory."

Further, I hereby appoint Mr. Jack Craciun III, the Manager of the AlphaCom Department of Asian, Romania, Hungary and Bulgaria Development, until the intended Joint-Venture Company is completed.

My agent shall be liable for any loss that results from a judgment error made in good faith or for willful misconduct or the failure to act in good faith while acting under the authority of this Power of Attorney.

The Agent is hereby notified and required, to indemnify and hold harmless, Mr. Snyder, AlphaCom Inc., and any third party that accepts and acts under this document.

My Agent, or any third party, shall not be entitled to any compensation for any service provided as Agent(s) unless previously agreed upon, in writing, by AlphaCom, Inc.

This power of attorney shall become effective immediately and remain in effect for one year or up to the date that the above-mentioned Joint-Venture Company is incorporated. This Power of Attorney supersedes all other Powers of Attorney granted prior to this date.

By: /s/Bob Snyder          By: /s/Jack Craciun III       Date: January 9, 1999
   ---------------------      --------------------            ----------------
Mr. Bob Snyder             Mr. Jack Craciun III
President, AlphaCom Inc.   Chairman/CEO ITM Group